UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 25, 2011

Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio		43058-3500
(Address of principal executive offices)		(Zip Code)

(740) 349-8451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

On July 25, 2011, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three and six months ended June 30, 2011.  A copy of this Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park’s performance. Specifically, management reviews return on average tangible common equity, return on average tangible assets, the ratio of tangible common equity to tangible assets and tangible common book value per common share.  Management has included in the Financial Results News Release information relating to the return on average tangible common equity, return on average tangible assets, the ratio of tangible common equity to tangible assets and tangible common book value per common share for the three and six-month periods ended June 30, 2011 and 2010.  For purposes of calculating the return on average tangible common equity, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible common equity during the period. Average tangible common equity equals average stockholders’ equity during the applicable period less (i) average goodwill and other intangible assets during the applicable period and (ii) average preferred stock during the applicable period. For the purpose of calculating the return on average tangible assets, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible assets during the period.  Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period.  For the purpose of calculating the ratio of tangible common equity to tangible assets, a non-GAAP financial measure, tangible common equity is divided by tangible assets.  Tangible common equity equals stockholders’ equity less preferred stock and goodwill and other intangible assets.  Tangible assets equals total assets less goodwill and other intangible assets.  For the purpose of calculating tangible common book value per common share, a non-GAAP financial measure, tangible common equity is divided by common shares outstanding at period end.  Management believes that the disclosure of return on average tangible common equity, return on average tangible assets, the ratio of tangible common equity to tangible assets and tangible common book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park’s operating performance and ensures comparability of operating performance from period to period while eliminating certain non-operational effects of acquisitions and, in the case of return on average common equity and tangible common book value per common share, the impact of preferred stock.  In the Financial Results News Release, Park has provided a reconciliation of average tangible common equity to average stockholders’ equity, average tangible assets to average assets, tangible common equity to stockholders’ equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible common equity, return on average tangible assets, the ratio of tangible common equity to tangible assets and tangible common book value per common share are substitutes for return on average equity, return on average assets, the ratio of common equity to total assets and common book value per common share, respectively, as determined by GAAP.

Item 7.01 — Regulation FD Disclosure

The following is a discussion of the financial results for the three and six-months ended June 30, 2011, and a comparison of these results to the guidance previously provided within the Annual Report for the fiscal year ended December 31, 2010 (the “Annual Report”), the Form 10-Q for the quarterly period ended March 31, 2011 (“First Quarter 10-Q”) and the Form 8-K filed on June 30, 2011 (“June 30, 2011 Form 8-K”).

Net Interest Income:

For the first six months of 2011, net interest income was $139.3 million compared to $136.1 million for the same period in 2010.  For the three months ended June 30, 2011, net interest income was $70.0 million compared to $68.7 million for the same period in 2010.  On page 38 of the Annual Report, management projected that net interest income for the year ending December 31, 2011 would be between $268 million and $278 million.  Management’s latest projection, as of the date of this Current Report on Form 8-K, results in net interest income towards the top third of the range between $268 million and $278 million.

Net Loan Charge-Offs and Provision for Loan Losses:

For the first six months of 2011, the provision for loan losses was $37.4 million compared to $29.8 million for the same period in 2010.  For the second quarter of 2011, the provision for loan losses was $23.9 million compared to $13.3 million for the same period in 2010.  For the first six months of 2011, net loan charge-offs for Park were approximately $48.6 million compared to $25.8 million of net loan charge-offs for the same period in 2010.  For the second quarter of 2011, net loan charge-offs were $40.6 million compared to $12.2 million for the same period in 2010.  The following table provides a history of the Allowance for Loan and Lease Losses (“ALLL”), as well as details related to general reserve and specific reserve levels over the past three and a half years:

(in thousands)	6/30/2011	3/31/2011	12/31/2010	12/31/2009	12/31/2008
Vision Specific Reserve	$18,678	$33,544	$30,483	$29,225	$4,697
Ohio Specific Reserve	14,132	13,743	12,976	7,496	4,178
Total Specific Reserve	$32,810	$47,287	$43,459	$36,721	$8,875
General Reserve	77,377	79,572	77,938	79,996	91,213
Total ALLL	$110,187	$126,859	$121,397	$116,717	$100,088
General Reserve as a % of non-impaired loans	1.72%	1.76%	1.74%	1.80%	2.10%

As a result of the passage of time and more clarity on the characteristics of many of the impaired commercial loans at Vision Bank, during the second quarter of 2011, management determined that it was appropriate to charge-off many of the specific reserves previously established on impaired commercial loans. Of the $47.3 million of specific reserves at March 31, 2011, management determined it was appropriate to charge-off $29.3 million in the second quarter of 2011. These charge-offs of specific reserves, along with other charge-offs during the second quarter, resulted in a 3.43% annualized charge-off ratio for the quarter.  Finally, partially off-setting the $29.3 million reduction in the specific reserves due to charge-offs, new specific reserves were established in the amount of $14.8 million as a result of management’s typical quarterly evaluation of impaired commercial loans. This quarterly evaluation includes a detailed review of the expected cash flows and the current estimate of the collateral value for all impaired commercial loans.  As a result of the second quarter evaluation, management noted some deterioration in either collateral value or expected cash flows within certain of the larger impaired commercial, land and development loans at Vision Bank.

During the first six months of 2011, new nonaccrual loans for Park were approximately $40.1 million, compared to $61.1 million for the first half of 2010. For all of 2010, new nonaccrual loans were approximately $175.2 million.  Management expects new nonaccrual loans will continue to be well below levels experienced in 2009 and 2010.  The following table shows new non-accrual loans for the first two quarters of 2011 and the three previous years.

New nonaccrual loan information (in thousands):	June 30, 2011	March 31, 2011	2010	2009	2008
Nonaccrual loans, beginning of period	$278,819	$289,268	$233,544	$159,512	$101,128
New nonaccrual loans - Ohio-based operations	22,439	8,674	85,081	57,641	58,161
New nonaccrual loans - Vision Bank	2,980	5,994	90,094	126,540	83,588
Resolved nonaccrual loans	65,548	25,117	119,451	110,149	83,365
Nonaccrual loans, end of period	$238,690	$278,819	$289,268	$233,544	$159,512

On page 40 of the Annual Report, management projected that the provision for loan losses would be within the range from $47 million to $57 million for 2011.  In the June 30, 2011 Form 8-K, management projected that the provision for loan losses for the year ending December 31, 2011 would be approximately $56 million to $66 million.  The increase in the projection for 2011 was due to management’s typical quarterly procedures and was primarily a result of higher provisions at Vision Bank, as described above. The latest projection from the June 30, 2011 Form 8-K remains unchanged as of the date of this Current Report on Form 8-K.

Other Income:

For the first six months of 2011, total other income was $26.4 million compared to $33.4 million for the same period in 2010, excluding in each case gains from the sale of securities.  For the second quarter of 2011, total other income was $13.3 million compared to $16.6 million for the same period in 2010.  On page 39 of the Annual Report, management projected that other income, excluding gains from the sale of securities, would be within the range of $63 million to $67 million.  Subsequently, on page 52 of the First Quarter 10-Q, management projected that total other income, excluding gains from the sale of securities, would be between $60 million and $64 million.  Management’s latest projection anticipates that total other income, excluding gains from the sale of securities, will be between $58 million and $62 million.  The reduction in the latest projection as compared to the projections in the Annual Report and in the First Quarter 10-Q is a result of larger devaluations in respect of other real estate owned, primarily at Vision Bank.  For the first six months of 2011, Park has recognized approximately $9.7 million from the devaluations of other real estate owned, including $5.3 million in the second quarter.   Management does not expect significant OREO devaluations in the second half of 2011.  During the first two quarters of the year, management accelerated the appraisal dates for much of the OREO property at Vision Bank in order to expedite the transfer of OREO to SE Property Holdings, LLC, a wholly-owned subsidiary of the Park National Corporation. At June 30, 2011, $5.0 million of other real estate owned remains at Vision Bank, which will be transferred to SE Property Holdings, LLC during the third quarter of 2011.

Gain on Sale of Securities:

In the June 30, 2011 8-K, Park disclosed the sale of $192 million of 15-year U.S. Government sponsored entity mortgage-backed securities for a pre-tax gain of $15.4 million. During the first quarter of 2011, Park sold $105 million of U.S. Government sponsored entity mortgage-backed securities, for a pre-tax gain of $6.6 million.  Therefore, for the first six months of 2011, $297 million of U.S. Government sponsored entity mortgage-backed securities were sold for pre-tax gains of $22.0 million.

Other Expense:

Total other expense was $93.4 million for the first half of 2011 compared to $94.9 million for the same period in 2010.  On page 39 of the Annual Report, and then reiterated on page 53 of the First Quarter 10-Q, management projected that total other expense would be approximately $183 million to $187 million for 2011.  This projection remains unchanged as of the date of this Current Report on Form 8-K.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This Current Report on Form 8-K contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park’s loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than assumed and cash flows may be worse than expected; Park’s ability to sell OREO properties at prices as favorable as anticipated; Park’s ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically the real estate market and credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; the effects of the Gulf of Mexico oil spill; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial institutions increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of fiscal and governmental policies of the United States federal government; demand for loans in the respective market areas served by Park and its subsidiaries, and other risk factors relating to the banking industry as detailed from time to time in Park’s reports filed with the Securities and Exchange Commission including those described in “Item 1A. Risk Factors” of Part I of Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in “Item 1A. Risk Factors” of Part II of Park’s Quarterly Report on Form 10-Q for the period ended March 31, 2011.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 – Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on July 25, 2011, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park’s common shares.  The dividend is payable on September 9, 2011 to common shareholders of record as of the close of business on August 24, 2011. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park’s Board of Directors is incorporated by reference herein.

Vision Bank Preliminary Exam Results

In the June 30, 2011 Form 8-K, management reported that the Federal Deposit Insurance Corporation (“FDIC”) and the Office of Financial Regulation (“OFR”) had communicated their preliminary on-site examination findings to the management of Vision Bank. The main issue, relating to Park’s accounting treatment related to guarantor support and the calculation of the allowance for loan losses, remains outstanding.  As reported in the June 30, 2011 Form 8-K, the FDIC and the OFR have taken exception to approximately $18 million in guarantor support underlying certain impaired commercial loans, which had been incorporated into Vision’s analysis of the allowance for loan losses.  As of June 30, 2011, the amount of underlying guarantor support specific to the $18 million noted by the FDIC and the OFR has been reduced to $12.7 million through collections and management’s typical quarterly evaluation of impaired commercial loans.  Park’s management continues to work with Park’s independent public accountants on this issue. Management still has the intention to appeal the findings from the FDIC when the joint report of examination is received from the FDIC and the OFR, if the final examination report is consistent with the preliminary findings communicated to management at the on-site exit meeting.

Item 9.01 – Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on July 25, 2011 addressing operating results for the three and six months ended June 30, 2011.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: July 25, 2011	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated July 25, 2011

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on July 25, 2011 addressing operating results for the three and six months ended June 30, 2011.